PRESS RELEASE

Contacts:
Mellanox Technologies
Brian Sparks
408-970-3400
media@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Record Q4 and 2009 Revenue

40.9 Percent Quarterly Year-over-Year Revenue Growth

SUNNYVALE, Calif. and YOKNEAM, ISRAEL – Jan. 27, 2010 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage systems, today announced record revenue in its fourth quarter and fiscal year 2009, ended Dec. 31, 2009.

Fourth Quarter and Fiscal Year Highlights

•	Fourth quarter revenues were $35.5 million, and $116.0 million in 2009

•	Fourth quarter gross margins were 75.6 percent, and 75.3 percent in 2009

•	Fourth quarter operating income was $6.7 million or 18.9 percent of revenues

•	Fiscal year operating income was $18.7 million or 16.2 percent of revenues

•	Fourth quarter net income: $4.3 million GAAP, $9.9 million non-GAAP or 27.9 percent of revenues

•	Fiscal year net income: $12.9 million GAAP, $28.7 million non-GAAP or 24.7 percent of revenues

•	Fourth quarter net income per diluted share: $0.12 GAAP, $0.28 non-GAAP

•	Fiscal year net income per diluted share: $0.39 GAAP, $0.81 non-GAAP

•	$7.3 million in cash provided by operating activities during the fourth quarter

•	$32.8 million in cash provided by operating activities during the year

•	$213.2 million in total cash and investments at Dec. 31, 2009

Financial Results
In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $35.5 million, up 8.7 percent from $32.7 million in the third quarter of 2009, and up 40.9 percent from $25.2 million in the fourth quarter of 2008. For the year ended Dec. 31, 2009, revenue was $116.0 million, an increase of 7.7 percent from revenue of $107.7 million reported in 2008.

Gross margins in the fourth quarter of 2009 were 75.6 percent, compared with 75.2 percent in the third quarter of 2009 and compared with 77.5 percent in the fourth quarter of 2008. Gross margins in 2009 were 75.3 percent, compared with 78.3 percent in 2008.

GAAP net income in the fourth quarter of 2009 was $4.3 million or $0.12 per diluted share, compared with $4.8 million or $0.14 per diluted share in the third quarter of 2009 and $8.0 million or $0.24 per diluted share in the fourth quarter of 2008. GAAP net income in 2009 was $12.9 million or $0.39 per diluted share, compared with $22.4 million or $0.68 per diluted share in 2008.

On a non-GAAP basis, the company recorded fourth quarter net income of $9.9 million, or $0.28 per diluted share, compared with $8.9 million or $0.25 per diluted share in the third quarter of 2009, or 12 percent quarter-over-quarter growth, and $4.4 million, or $0.13 per diluted share in the fourth quarter of 2008, or 115 percent growth. The fourth quarter 2009 non-GAAP net income results exclude $3.8 million of share-based compensation expenses and tax expense of $1.9 million from changes in certain deferred tax assets.

On a non-GAAP basis, the company recorded annual net income of $28.7 million, or $0.81 per diluted share in 2009, compared with $32.2 million or $0.92 per diluted share in 2008. These 2009 non-GAAP net income results exclude $10.7 million of share-based compensation expenses and tax expenses of $5.0 million from changes in certain deferred tax assets.

Total cash and investments increased to $213.2 million at Dec. 31, 2009. The company generated $7.3 million in cash from operating activities during the quarter and $32.8 million in 2009.

“We are very proud to demonstrate quarterly year-over-year revenue growth of 40.9 percent and non-GAAP EPS growth of 115 percent,” said Eyal Waldman, chairman, president and CEO of Mellanox Technologies. “This year we saw worldwide Tier-1 server OEM integration of our 40Gb/s InfiniBand adapter products, and achieved design-win momentum and Tier-1 server OEM adoption of our 10 Gigabit Ethernet adapters and InfiniBand switch system products.”

Recent Mellanox Press Release Highlights

•	Jan. 25 — Mellanox ConnectX-2 10 Gigabit Ethernet Technology Now Available Through HP

•	Nov. 19 — Mellanox Honored by HPCwire with Two Editors’ Choice Awards for Best Product and Best Government & Industry Collaboration

•	Nov. 17 — InfiniBand Momentum on the TOP500 Continues with 28 Percent Annual Growth, All with Mellanox Performance-Leading Interconnect Solutions

•	Nov. 16 — Mellanox ConnectX-2 40Gb/s InfiniBand Adapters with Application Communication Offloading Technology Available Through HP

•	Nov. 16 — Mellanox Introduces CORE-Direct, Industry’s Most Advanced Application Offloading Technology for High-Performance Computing Systems

•	Nov. 16 — Mellanox Announces World’s Fastest Switch Systems

•	Nov. 10 — Mellanox Delivers End-to-End Connectivity for Asia’s First Petascale Cluster

•	Nov. 10 — ASUS Selects Mellanox 40Gb/s InfiniBand Adapter Devices for Landed-on-Motherboard (LOM) Solutions

•	Nov. 10 — Micro-Star International Half Size Server Motherboards Feature Mellanox’s Industry-Leading 40Gb/s InfiniBand Adapter Devices for Landed-on-Motherboard (LOM) Solutions

•	Oct. 26 — Mellanox Advances IBM Networking Solutions with 10 Gigabit Ethernet Adapter Cards

Conference Calls
Mellanox will broadcast its fourth quarter and fiscal year 2009 financial results conference call today, 2 p.m. Pacific Time (5 p.m. Eastern). To listen to the call, dial 719-457-2630 approximately ten minutes prior to the start time.

Mellanox will also conduct a conference call on Thursday, Jan. 28, 2010 at 9 a.m. Israel Time to discuss the company’s fourth quarter and fiscal year 2009 financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call.

The Mellanox financial results conference calls will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Mellanox web site for 12 months.

About Mellanox
Mellanox Technologies is a leading supplier of end-to-end connectivity solutions for servers and storage that optimize data center performance. Mellanox products deliver market-leading bandwidth, performance, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof solution. For the best in performance and scalability, Mellanox is the choice for Fortune 500 data centers and the world’s most powerful supercomputers. Founded in 1999, Mellanox Technologies is headquartered in Sunnyvale, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and the changes in certain deferred tax assets. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and the changes in certain deferred tax assets because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation and the changes in certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K filed with the SEC on March 12, 2009 and our Form 10-Q filed with the SEC on November 4, 2009, including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, BridgeX, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are registered trademarks of Mellanox Technologies, Ltd. CORE-Direct, FabricIT, PhyX, and Virtual Protocol Interconnect are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

MELLANOX TECHNOLOGIES, LTD.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Total revenues	$35,529	$25,207	$116,044	$107,701
Cost of revenues	(8,673)	(5,662)	(28,669)	(23,406)

Gross profit	26,856	19,545	87,375	84,295
Operating expenses:
Research and development	12,555	11,180	42,241	39,519
Sales and marketing	5,023	3,732	17,034	15,058
General and administrative	2,553	2,067	9,353	8,370

Total operating expenses	20,131	16,979	68,628	62,947
Income from operations	6,725	2,566	18,747	21,348
Other income (loss), net	(346)	687	518	3,823

Income before taxes	6,379	3,253	19,265	25,171
Benefit from (provision for) taxes on income	(2,126)	4,733	(6,379)	(2,800)

Net income	$4,253	$7,986	$12,886	$22,371

Net income per share — basic	$0.13	$0.25	$0.40	$0.71

Net income per share — diluted	$0.12	$0.24	$0.39	$0.68

Shares used in computing income per share:
Basic	32,485	31,726	32,099	31,436
Diluted	34,298	32,710	33,400	32,843

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

GAAP NET INCOME	$4,253	$7,986	$12,886	$22,371
Adjustments:
Share-based compensation expense	3,800	1,981	10,736	7,935
Deferred taxes in Israel	1,862	(5,576)	5,036	1,883

NON-GAAP NET INCOME	$9,915	$4,391	$28,658	$32,189

GAAP SHARES – BASIC	32,485	31,726	32,099	31,436
Adjustments:
Impact from weighted outstanding shares*	197	49	583	339

NON-GAAP SHARE – BASIC	32,682	31,775	32,682	31,775

GAAP SHARES – DILUTED	34,298	32,710	33,400	32,843
Adjustments:
Impact from weighted outstanding shares*	197	49	583	339
Effect of dilutive securities under GAAP**	(1,813)	(984)	(1,301)	(1,407)
Total options vested and exercisable	2,699	3,347	2,699	3,347

NON-GAAP SHARES – DILUTED	35,381	35,122	35,381	35,122

GAAP NET INCOME PER SHARE- DILUTED	$0.12	$0.24	$0.39	$0.68
Adjustments:
Share-based compensation expense	0.11	0.06	0.32	0.24
Deferred taxes in Israel	0.05	(0.17)	0.15	0.06
Impact from weighted outstanding shares*	(0.00)	(0.00)	(0.01)	(0.01)
Effect of dilutive securities under GAAP**	0.02	0.01	0.03	0.04
Total options vested and exercisable	(0.02)	(0.01)	(0.07)	(0.09)

NON-GAAP INCOME PER SHARE- DILUTED	$0.28	$0.13	$0.81	$0.92

* Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Shares issued during the period were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$43,640	$110,153
Short-term investments	166,357	70,855
Restricted cash	3,160	2,149
Accounts receivable, net	20,418	23,399
Inventories	9,328	6,740
Deferred taxes	8,605	5,753
Prepaid expenses and other	3,825	2,968

Total current assets	255,333	222,017
Property and equipment, net	9,734	10,386
Severance assets	4,629	3,407
Intangible assets, net	428	465
Deferred taxes	812	7,302
Other long-term assets	4,450	1,194

Total assets	$275,386	$244,771

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	8,775	$8,265
Other accrued liabilities	14,804	14,103
Capital lease obligations, current	528	717

Total current liabilities	24,107	23,085
Accrued severance	5,778	5,042
Capital lease obligations	474	874
Other long-term obligations	2,144	1,690

Total liabilities	32,503	30,691
Shareholders’ equity
Ordinary shares	135	131
Additional paid-in capital	240,807	225,180
Accumulated other comprehensive income	367	81
Retained earnings (accumulated deficit)	1,574	(11,312)

Total shareholders’ equity	242,883	214,080

Total liabilities and shareholders’ equity	$275,386	$244,771

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Twelve Months Ended December 31,
	2009	2008
Cash flows from operating activities:
Net income	$12,886	$22,371
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,071	3,619
Deferred income taxes	3,638	1,259
Share-based compensation expense	10,736	7,936
Gain on sale of investments	(827)	(2,303)
Impairment of investments	500	500
Changes in assets and liabilities:
Accounts receivable, net	2,981	(6,046)
Inventories	(3,014)	(1,344)
Prepaid expenses and other assets	(982)	(1,263)
Accounts payable	510	1,562
Accrued liabilities and other payables	2,289	4,721

Net cash provided by operating activities	32,788	31,012

Cash flows from investing activities:
Purchase of severance-related insurance policies	(857)	(727)
Purchases of short-term investments	(236,680)	(204,252)
Proceeds from sale of short-term investments	121,768	143,168
Proceeds from maturities of short-term investments	20,080	45,050
Increase in restricted cash deposit	(880)	(1,435)
Purchase of property and equipment	(3,662)	(4,495)
Purchase of equity investment in a private company	(3,500)	(1,500)

Net cash used in investing activities	(103,731)	(24,191)

Cash flows from financing activities:
Principal payments on capital lease obligations	(465)	(2,073)
Proceeds from issuance of common stock to employees	3,664	3,734
Excess tax benefit from share-based compensation	1,231	1,021

Net cash provided by financing activities	4,430	2,682

Net increase or (decrease) in cash and cash equivalents	(66,513)	9,503
Cash and cash equivalents at beginning of period	110,153	100,650

Cash and cash equivalents at end of period	$43,640	$110,153